EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of ASI Technology Corporation (the "Company"), that, to his or her knowledge, the Annual Report of the Company on Form 10-K for the period ended September 30, 2008, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: December 17, 2008

By:	/s/ JERRY E. POLIS
Jerry E. Polis
President and Prinicpal Executive Officer of ASI Technology Corporation

By:	/s/ ERIC M. POLIS
Eric M. Polis
Treasurer and Prinicipal Financial Officer of ASI Technology Corporation

(A signed original of this written statement required by Section 906 has been provided to ASI Technology Corporation and will be retained by ASI Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.)